Exhibit 10.1

SECURITIES EXCHANGE AGREEMENT

This SECURITIES EXCHANGE AGREEMENT (the “Agreement”) is entered into as of June 24, 2025 by and among:

Charging Robotics Inc. (NY OTC CHEV)., a US company, with an office address of 20 Raul Wallenberg Tel Aviv, Israel (“CHEV”); and

Revoltz Ltd., Israeli C.N. 516356870, an Israeli Company, with an office address of 44A Hashibolet St., Givat Ada, Israel (“REVOLTZ”); and

Each of the Exchanging Shareholders (as defined below).

CHEV, REVOLTZ and each of the Exchanging Shareholders are each a “Party” and collectively, the “Parties”.

WHEREAS, the Exchanging Shareholders detailed in Annex A (“Exchanging Shareholders”) own 37,476 Ordinary Shares of Revoltz (“Revoltz Exchange Shares”, respectively) on a fully diluted basis, which represent 32.74% of the outstanding share capital of Revoltz on a fully diluted basis; and

WHEREAS, CHEV and Revoltz have evaluated the other Party’s business and operations, and have determined that the anticipated Exchange (as defined herein) between the Parties presents a mutual benefit to each of the Parties and their respective stockholders, which the Parties anticipate to occur following, and contingent upon, the Closing (as defined herein) of the transactions contemplated hereunder; and

WHEREAS, each of the Parties believes that it is in its best interests, to execute an exchange (the “Exchange”) of a certain number of shares of ordinary shares of each respective Party, such that, and in consideration thereof, immediately upon the Closing Date, CHEV shall issue 1,385,002 Common Stock, par value $0.0001(representing as of the Closing Date 12.35% of the issued and outstanding capital stock of CHEV)) (the “CHEV Exchange Shares”), to the Exchanging Shareholders, and the Exchanging Shareholders shall transfer to CHEV all of the Revoltz Exchange Shares held by them (CHEV Exchange Shares together with the REVOLTZ Exchange Shares, the “Exchange Shares”), such that following the Closing, CHEV shall hold, directly and indirectly, 51.07% of the outstanding share capital of REVOLTZ, all upon the terms and subject to the conditions set forth in this Agreement.

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived here from, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

SECURITIES EXCHANGE

Section 1.01 The Exchange. On the terms and subject to the conditions set forth in this Agreement, on the Closing Date, CHEV shall issue to the Exchanging Shareholders the CHEV Exchange Shares, and the Exchanging Shareholders shall transfer, assign, and deliver to CHEV all of the REVOLTZ Exchange Shares. The Exchange Shares shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, encumbrances, claims, preemptive rights, rights of first refusal or similar rights that would restrict or encumber their transfer, mortgages, pledges, charges, security interests, or third party rights of any kind (“Free and Clear”). The number Exchange Shares to be issued and transferred by each of the Exchanging Shareholders is as set forth in Annex A.

Section 1.02 Closing. The closing of the transactions contemplated by this Agreement (respectively, the “Closing” and the “Transactions”) shall take place subject to all conditions precedent and obligations of the Parties to consummate such Transactions contemplated hereby, including as set forth in Section 1.03, are satisfied or waived by the respective Party, at such location to be determined by the Parties (the “Closing Date”). Either CHEV or the holders of the majority of Revoltz Exchange Shares may terminate this Agreement in the event that the Closing Date shall not have occurred by June 24, 2025 ; provided, however, that the right to terminate this Agreement pursuant to this Section shall not be available to any party hereto (i) whose actions or omissions have been a principal cause of, or primarily resulted in, the failure of the Closing to occur on or before such date and such action or failure to act constitutes a breach of this Agreement or (ii) that is in material breach of this Agreement.

Section 1.03 Conditions to Closing. The respective obligations of each of the Parties to effect the Closing shall be subject to the satisfaction at or prior to the Closing of each of the following conditions:

(a) No Injunctions. In connection with each of CHEV, REVOLTZ, or Exchanging Shareholder, no statute, rule, regulation, order, decree, ruling or injunction shall have been enacted, entered, promulgated, endorsed or threatened or is pending by or before any governmental authority of competent jurisdiction which in any material respect restricts, prohibits or threatens to restrict or prohibit the consummation of any of the transactions contemplated herein.

(b) Representations and Warranties. The representations and warranties made by each of the Parties herein shall be true and correct in all material respects as of the date hereof and as of the Closing Date with the same effect as if the representations and warranties were made as of the date hereof and as of the Closing Date.

(c) Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by either Party on or prior to the Closing shall have been performed or complied with in all material respects.

(d) Corporate Approvals. Each of the Board of Directors and General Meetings of each of CHEV, and REVOLTZ shall have approved the execution of this Agreement and the Closing of the Transactions.

(e) Other Consents. On or before the Closing Date, CHEV and the Exchanging Shareholders have each obtained and delivered, as applicable, all necessary third party consents required to adopt and approve this Agreement and to consummate the Transactions or any other related transactions contemplated hereby.

(f) Revoltz Material Liabilities. REVOLTZ’s Liabilities do not exceed USD 50,000, including the legal and accounting expenses in connection with the Transaction.

(g) No Material Adverse Effect. As of the Closing Date, there shall not have occurred any event and no circumstance shall exist which, alone or together with any one or more other events or circumstances has had, is having or would reasonably be expected to have a Material Adverse Effect (as defined below) on either REVOLTZ or CHEV.

Section 1.04 Taxes. The Exchanging Shareholders shall apply to the Israeli Tax Authority (ITA) in connection with the Exchange Transaction, seeking to obtain a preliminary ruling pursuant to Section 104H of the Israeli Income Tax Ordinance, confirming that the share exchange qualifies for a tax deferral under the provisions of the said section. The Parties agree to comply with all the conditions set forth in such preliminary tax ruling (if granted) and to act accordingly. Upon signing the Agreement, the CHEV Exchange Shares shall be issued and immediately transferred to the trustee to enable the completion of the Exchange transaction. If, for any reason, the ITA does not issue a tax ruling confirming that the Exchange qualifies for tax deferral under Section 104H of the Income Tax Ordinance, the transaction shall be deemed a taxable event at the time of the transaction, with no tax deferral. Each of CHEV and the Exchanging Shareholders shall separately bear their tax consequences arising from the receipt of the Exchange Shares. By signing this Agreement, each Exchanging Shareholder hereby agrees to be included in the ITA Ruling and to comply with its terms, and to sign each and any document required for that purpose.

Section 1.05 Deliveries and Transactions at Closing. At the Closing, the following transactions shall occur simultaneously, and no transaction shall be deemed to have been completed or any document delivered until all such actions have been completed and all required documents delivered.

(a) CHEV shall deliver to each of the Exchanging Shareholders (or the trustee appointed in connection with the Tax Ruling) the following:

(i)	Share Certificates. Validly executed share certificates in the name of each Exchanging Shareholder, in the form to be attached hereto as Exhibit 1.05(a)(i).

(ii)	CHEV Board Resolution. Written resolution of the Board of Directors of CHEV, duly executed in order to give effect to the Transactions hereunder in the form to be attached hereto as Exhibit 1.05(a)(ii).

(iii)	Share Transfer Deeds. Share Transfer Deeds, signed and executed by CHEV and each Exchanging Shareholder, in the form to be attached hereto as Exhibit 1.05(a)(iii).

(iv)	Officer’s Certificate. REVOLTZ shall have received a certificate from CHEV, validly executed by its officers, in the form to be attached hereto as Exhibit1.05(a)(iv), confirming that as of the Closing the closing conditions set forth in Sections 1.05(a) with respect to CHEV have been satisfied.

(b) The Exchanging Shareholders shall deliver to CHEV the following:

(i)	Share Certificate. A Validly executed share certificate in the name of CHEV reflecting the Revoltz Exchange Shares to be attached hereto as Exhibit1.05 (b)(i).

(ii)	Shareholders Registry. An updated shareholders registry of REVOLTZ in the form to be attached hereto as Exhibit 1.05(b)(ii).

(iii)	REVOLTZ Board Resolution. Written resolution of the Board of Directors of REVOLTZ, duly executed in order to give effect to the Transactions hereunder, in the form to be attached hereto as Exhibit 1.05(b)(iii).

(iv)	REVOLTZ Shareholder’s Resolution. Written resolution of the shareholders of REVOLTZ duly executed by them in order to give effect to the Transactions hereunder including the appointment of Yaki Baranes and Amitay Wiss as directors of Revoltz, in the form to be attached hereto as Exhibit 1.05(b)(iv).

(v)	Share Transfer Deeds. Share Transfer Deeds, signed and executed by the Exchanging Shareholders and CHEV, in the form to be attached hereto as Exhibit 1.05(a)(iii).

(vi)	Officer’s Certificate. CHEV shall have received a certificate from REVOLTZ, validly executed by REVOLTZ’s CEO, in the form to be attached hereto as Exhibit 1.05(b)(vi), confirming that as of the Closing the closing conditions set forth in Sections 1.05(b) with respect to REVOLTZ and the Exchanging Shareholders have been satisfied.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF CHEV

CHEV represents and warrants to, and covenants, as of the date hereof, except for those representations and warranties that speak of a different date, each of the representations and warranties set forth below are true, correct and complete in all respects, and acknowledge that the Exchanging Shareholders are entering into this Agreement in reliance thereon:

Section 2.01 CHEV Exchange Shares. The CHEV Exchange Shares shall be Free and Clear, representing 12.35% of the issued and outstanding share capital of CHEV as of the Closing Date. The CHEV Exchange Shares shall carry full voting rights, dividend rights and all other rights attaching to CHEV ’s Common Shares (“CHEV Common Shares”), and shall rank pari passu in all respects with all other issued and outstanding CHEV Common Shares.

Section 2.02 Organization, Standing and Corporate Power of CHEV. CHEV is duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to own, lease and operate its properties and other assets and to carry on its business as now being conducted. CHEV is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such case where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to CHEV. As used in this Agreement, the term “Material Adverse Effect” shall mean any change, effect event, occurrence, state of facts or development that, individually or in the aggregate with all other such changes, effects, events, occurrences, states of facts or developments, (a) has had or would reasonably be expected to have a material adverse effect on the business, assets, properties, liabilities, results of operations or condition (financial or otherwise) of CHEV or REVOLTZ, as applicable, taken as a whole, or (b) would reasonably be expected to prevent or materially impair or delay the ability of CHEV or REVOLTZ, as applicable, to consummate the transactions contemplated by this Agreement; provided, however, that none of the following shall be taken into account in determining whether there has been, a material adverse effect any change, effect, event, occurrence, state of facts or development arising from or relating to (A) general business or economic conditions affecting the industry in which CHEV or REVOLTZ, as applicable, operates, (B) national or international political or social conditions, including the engagement by Israel in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military, cyber or terrorist attack upon Israel, or any of its territories, possessions, diplomatic or consular offices or upon any military installation, asset, equipment or personnel of Israel, (C) financial, banking, or securities markets (including any disruption thereof and any decline in the price of any security any market index), (D) changes in GAAP, (E) changes in laws, rules, regulations, orders, or other binding directives issued by any governmental entity, (F) the taking of any action expressly required by this Agreement or taken at the written request of, or with the prior written consent of, the other party to this Agreement, or (G) announcement or shall pendency of this Agreement or the transactions contemplated hereby; provided, further, that any change, effect, event, occurrence, state of facts or development referred to in clauses (A), (B), (C), (D) or (E) immediately above shall be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur to the extent that such change effect, event, occurrence, state of facts or development has a disproportionate effects on CHEV or REVOLTZ, as applicable, compared to other participants in the industry in which CHEV or REVOLTZ, as applicable, conducts its businesses.

Section 2.03 Capital Structure. CHEV capital structure is as described in the Chev Reports (as defined below). Except as described in the Chev Reports all of the issued and outstanding shares of CHEV are duly authorized, validly issued, fully paid, and non-assessable and free of all preemptive rights. Except as described in the Chev Reports there are no outstanding or authorized options, warrants, rights, notes, agreements or commitments to which CHEV is a party or which are binding upon CHEV providing for the issuance or redemption of any of its capital stock.

Except as described in the Chev Reports and as set forth herein, there are no outstanding bonds, debentures, notes or other indebtedness or other securities of CHEV having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters of which stockholders of CHEV are entitled to vote on. Except as disclosed in CHEV Reports (as defined below) and as set forth herein, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which CHEV is a party or by which it is bound obligating CHEV to issue, deliver or sell, or cause to be issued, delivered or sold, additional common stock of CHEV or other equity or voting securities of CHEV or obligating CHEV to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of CHEV to repurchase, redeem or otherwise acquire or make any payment in respect of any common stock of CHEV or any other securities of CHEV. Except as described in the Chev Reports there are no agreements or arrangements pursuant to which CHEV is or could be required to register CHEV Common Shares or other securities under the Securities Act Of 1933, as amended (the “Securities Act”) or other agreements or arrangements with or among any holders of CHEV or with respect to any securities of CHEV. The issuance of the CHEV Exchange Shares will not trigger any anti-dilution rights of any existing securities of CHEV.

Section 2.04 Authority; Non-Contravention. CHEV has all requisite authority to enter into this Agreement and to consummate the Transactions contemplated by this Agreement. The execution and delivery of this Agreement by CHEV and the consummation by CHEV of the Transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of CHEV. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of CHEV, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of CHEV under, (i) the charter documents of CHEV, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to CHEV or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to CHEV or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to CHEV or could not prevent, hinder or materially delay the ability of CHEV to consummate the transactions contemplated by this Agreement.

Section 2.05 The information related to CHEV detailed in the most recent 10-K report filed by CHEV is true and accurate in all material respects as of the dates set out therein and the information provided therein, including the financial statements (“Chev Reports”), shall be deemed for all intents and purposes as representations and/or warranties provided hereunder by CHEV with respect to CHEV business. CHEV confirms that CHEV Reports, as of its respective dates, accurately and correctly reflects CHEV’s financial position, including its assets, liabilities, results of operations, and cash flows, in accordance with US GAAP and applicable securities laws. The report provides a true and correct representation of CHEV’s financial standing for the periods covered in the referenced financial statements.

CHEV’s reports have been prepared in accordance with all applicable securities laws, and to the best of its knowledge, do not contain any misleading information with respect to CHEV business (as defined in applicable securities laws). Furthermore, CHEV and/or to its knowledge anyone acting on its behalf has neither received nor is aware of any notice or claim alleging that the reports, including the financial statements, are incorrect, require correction, or fail to accurately reflect CHEV’s condition.

Section 2.06 Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the knowledge of CHEV, threatened against CHEV. CHEV is not subject to any order, writ, judgment, injunction, decree or award of any court or any governmental authority.

Section 2.07 Acquisition of REVOLTZ Capital Stock for Investment.

Purchase Entirely for Own Account. REVOLTZ Exchange Shares proposed to be acquired by CHEV hereunder will be acquired for investment for CHEV’s own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and CHEV has no present intention of selling, granting any participation in or otherwise distributing the REVOLTZ Exchange Shares, except in compliance with applicable securities laws. CHEV further represents that it does not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the REVOLTZ Exchange Shares. For purposes of this Agreement, “Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof) or other entity.

(a) CHEV (i) can bear the economic risk of its investment and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in REVOLTZ and its securities.

(b) CHEV understands that the REVOLTZ Exchange Shares will be issued pursuant to an exemption from the requirement to provide CHEV with a prospectus and as a result (i) certain protections, rights and remedies provided by the Securities Law, including statutory rights of rescission and certain statutory remedies against an issuer, auditors, directors and officers that are available to investors who acquire securities offered by a prospectus, will not be available to CHEV, (ii) the Securities Law, 5728-1968 (the “Securities Law”) may not provide investors with an adequate remedy in the event that they suffer investment losses in connection with securities acquired in a private placement, (iii) CHEV may not receive information that would otherwise be required to be given under the Securities Law, and (iv) REVOLTZ is relieved from certain obligations that would otherwise apply under the Securities Law. The certificates or direct registration system ownership statement representing the REVOLTZ Exchange Shares transfer to CHEV shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable securities laws:

“THE SECURITIES REPRESENTED HEREBY ARE NOT TRADED ON THE TEL-AVIV STOCK EXCHANGE OR ANY OTHER SECURITIES EXCHANGE OR MARKET AND MAY ONLY BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR HYPOTHECATED IN A TRANSACTION CONCERNING WHICH THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH TRANSACTION IS NOT IN CONTRAVENTION OF APPLICABLE SECURITIES LAWS. THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE APPLICABLE SECURITIES LAWS INCLUDING THE ISRAELI SECURITIES LAW, 5728-1968 AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED ABSENT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH SECURITIES LAWS OR IN COMPLIANCE WITH RULE 144 PROMULGATED UNDER SUCH ACT, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

(c) CHEV acknowledges that neither REVOLTZ nor any of its directors, employees, officers, affiliates or agents has made any written or oral representations (i) that any person will resell or repurchase the REVOLTZ Exchange Shares, (ii) that any person will refund all or any part of the consideration paid by CHEV for the REVOLTZ Exchange Shares, (iii) as to the future price or value of the REVOLTZ Exchange Shares, or (iv) there are risks associated with the purchase of the REVOLTZ Exchange Shares and no securities commission, agency, governmental authority, regulatory body, stock exchange or similar authority has reviewed or passed on the merits of the REVOLTZ Exchange Shares or made any recommendations or endorsement with respect to the REVOLTZ Exchange Shares.

(d) CHEV acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in REVOLTZ and its securities. To the full satisfaction of CHEV, it has been furnished all materials that it has requested relating to REVOLTZ and the transfer of the REVOLTZ Exchange Shares hereunder.

Section 2.08 CHEV acknowledges that the REVOLTZ Exchange Shares have not been and will not be registered under any securities act or the securities laws of any state of the United States and that the REVOLTZ Exchange Shares may not be offered, pledged, sold, assigned or otherwise transferred, directly or indirectly, to, or for the account or benefit of, a person in the United States or a U.S. person without registration under any securities act and applicable state securities laws or compliance with the requirements of an exemption from such registration, and it acknowledges that REVOLTZ has no present intention of filing or obligation to file a registration statement under any securities act or applicable state securities laws in respect of the issuance or resales of such securities. “United States” and “U.S. person” have the respective meanings assigned to such terms in Rule 902 of Regulation S (“Regulation S”) under the Securities Act.

Section 2.09 No Conflict. The execution, delivery and performance of this Agreement and the consummation by CHEV of the Transactions contemplated hereby, will not (a) require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any person, that has not been, or will not have been, obtained by CHEV prior to the Closing Date; (b) violate or conflict with any provision of the organizational documents of CHEV; (c) result in the creation of any lien, charge or encumbrance upon any asset of CHEV; or (d) constitute a default (with or without notice or lapse of time or both) under, violate or conflict with, or give rise to a right of suspension, revocation, forfeiture, termination, cancellation, non-renewal, acceleration or to a loss of a benefit under any applicable law, contract, commitment, rights (including without limitation rights relating to intellectual property rights), permit or order to which CHEV, is a party or by which any of it or its properties are bound.

Section 2.10 Solvency. CHEV is not bankrupt or insolvent and has not proposed a voluntary arrangement or made or proposed any arrangement or composition with CHEV’s creditors or any class of such creditors, and no petition in respect of any such arrangement or composition has been presented CHEV. The consummation of the CHEV Exchange Shares and the other Transactions contemplated by this Agreement, shall not constitute a fraudulent transfer by CHEV under applicable bankruptcy and other similar laws relating to bankruptcy and insolvency.

Section 2.11 Conformity of Descriptions. The CHEV Exchange Shares, when issued, will conform in all material respects to the descriptions of CHEV Common Shares as detailed in the charter documents of CHEV.

Section 2.12 Disclosure. All disclosure provided to the Exchanging Shareholders regarding CHEV, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by CHEV with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF REVOLTZ

Revoltz hereby represents and warrants to CHEV that, as of the date hereof and as of the Closing Date, except for those representations and warranties that speak of a different date, each of the representations and warranties set forth below are true, correct and complete in all respects, and acknowledge that CHEV is entering into this Agreement in reliance thereon. For purposes of this Section, “knowledge”, including the phrase “to Revoltz’s knowledge” (or similar phrases), when used in this Article III shall mean the actual knowledge of Revoltz’s office holders together with the knowledge Revoltz’s office holders would reasonably be expected to have, and (ii) the actual knowledge and awareness of the Exchanging Shareholders with respect to the Revoltz Exchange Shares:

Section 3.01 REVOLTZ Exchange Shares. The REVOLTZ Exchange Shares shall represent 32.74% of the issued and outstanding share capital of REVOLTZ as of the Closing Date (as of immediately prior to the Closing). Following the Closing, CHEV shall hold 32.74% of the issued and outstanding share capital of REVOLTZ, Free and Clear, on a fully diluted basis.

Section 3.02 Organization and Corporate Power of REVOLTZ. REVOLTZ is duly incorporated and validly existing and in good standing under the laws of Israel with respect to the filing of annual reports with the Registrar of Companies of Israel, is not in the status of “breaching company” and has all the requisite corporate power and authority to own, lease and operate its properties and other assets and to carry on its business as now being conducted and as proposed to be conducted. REVOLTZ is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to REVOLTZ.

Section 3.03 Capital Structure. The authorized share capital of REVOLTZ consists of 1,000,000 Revoltz Ordinary Shares with par value of NIS 0.01 each, of which 114,465 shares are issued and outstanding as of the date hereof on a fully diluted basis. Except as disclosed in Schedule 3.03(a), there are no outstanding bonds, debentures, notes or other indebtedness or other securities of REVOLTZ having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters of which shareholders of REVOLTZ are entitled to vote on. Except as disclosed in Schedule 3.03(b), there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which REVOLTZ is a party or by which it is bound obligating REVOLTZ to issue, deliver or sell, or cause to be issued, delivered or sold, additional REVOLTZ Ordinary Shares or other equity or voting securities of REVOLTZ or obligating REVOLTZ to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking. There are no outstanding contractual obligations, commitments, understandings or arrangements of REVOLTZ to repurchase, redeem or otherwise acquire or make any payment in respect of any REVOLTZ Ordinary Shares or any other securities of REVOLTZ. There are no agreements or arrangements pursuant to which REVOLTZ is or could be required to register REVOLTZ Ordinary Shares or other securities under the Securities Law or other agreements or arrangements with or among any holders of REVOLTZ or with respect to any securities of REVOLTZ. The transfer of the REVOLTZ Exchange Shares will not trigger any anti-dilution rights of any existing securities of REVOLTZ. The REVOLTZ Exchange Shares will, at the time of issue, be duly allotted, validly issued, fully paid and non-assessable and will be Free and Clear, and subject to and conditioned upon the Closing, will have the rights, preferences, privileges and restrictions set forth in the current articles of association of REVOLTZ (“REVOLTZ AOA”). There are no agreements among the REVOLTZ shareholders concerning the voting, registration, or transfer of the REVOLTZ’s share capital other than as provided for in this Agreement.

Section 3.04 Authority; Non-Contravention. REVOLTZ has all requisite authority and corporate power to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The individual signing this Agreement on behalf of REVOLTZ has been duly authorized by REVOLTZ to do so. The execution and delivery of this Agreement by REVOLTZ and the consummation by REVOLTZ of the Transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of REVOLTZ. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of REVOLTZ, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the Transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of REVOLTZ under, (i) the incorporation documents of REVOLTZ, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to REVOLTZ or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to REVOLTZ or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to REVOLTZ or could not prevent, hinder or materially delay the ability of REVOLTZ to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to REVOLTZ in connection with the execution and delivery of this Agreement by REVOLTZ or the consummation by REVOLTZ, as the case may be, of any of the transactions contemplated by this Agreement.

Section 3.05 Financial Statements; No Undisclosed Liabilities.

(a) Except for REVOLTZ’s obligation to repay a loan extended to REVOLTZ by certain lenders and shareholders, of which is outstanding, and as further detailed in Schedule 3.05, REVOLTZ has no liabilities or obligations, contingent or otherwise, other than (i) liabilities incurred in the ordinary course of business, which, individually and in the aggregate, do not exceed USD 50,000; (ii) obligations under contracts and commitments incurred in the ordinary course of business; and (iii) liabilities and obligations of a type or nature not required under GAAP to be reflected in its financial statements, which, individually and in the aggregate do not exceed USD 20,000.

(b) REVOLTZ is not a guarantor or indemnitor of any debt or obligation of another, nor has REVOLTZ given any loan, security or otherwise agreed to become liable for any obligation of any person. No person has given any guarantee of, or security for, any obligation of REVOLTZ. REVOLTZ did not extend any loans or advances to any person, other than advances for expenses to its employees in the ordinary course of business.

Section 3.06 Assets and Properties. REVOLTZ has good and marketable title to all of the tangible or personal properties and assets owned by REVOLTZ, which are material to the business of REVOLTZ as currently conducted, and such properties and assets are free and clear of all mortgages, deeds of trust, liens, pledges, charges, security interests, conditional sale agreement, loans and encumbrances, except for statutory liens for the payment of current taxes that are not yet delinquent and encumbrances and liens that arise in the ordinary course of business and do not materially impair REVOLTZ’s ownership or use of such property or assets. With respect to the tangible property and assets it leases, REVOLTZ is in compliance in all material respects with such leases and, to its knowledge, holds a valid leasehold or license interest free of any liens, pledges, charges, security interest, claims or encumbrances, other than those of the lessors of such property or assets. REVOLTZ does not own any real property.

Section 3.07 Intellectual Property. REVOLTZ owns, has, or has rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights for use in connection with their respective businesses Free and Clear (collectively, the “Intellectual Property Rights”). REVOLTZ has not received a notice (written or otherwise) that any of its material Intellectual Property Rights has expired, terminated or been abandoned, within the past two (2) years prior to the date of this Agreement or is expected to expire or terminate or be abandoned. REVOLTZ has not received, starting from the date of its establishment, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe (and will not infringe) upon the rights of any Person. To the knowledge of REVOLTZ, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. REVOLTZ has taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. REVOLTZ has no knowledge of any facts that would preclude it from having valid license rights or clear title to the Intellectual Property Rights. REVOLTZ has no knowledge that it lacks or will be unable to obtain any rights or licenses to use all Intellectual Property Rights that are necessary to conduct its business. For purposes of this Section, “knowledge”, including the phrase “to REVOLTZ’s knowledge” (or similar phrases), when used in this Section 3.07 (Intellectual Property) shall mean the actual knowledge of REVOLTZ, without conducting any patent search, freedom to operate, infringement, or any similar search.

Schedule 3.07 sets forth a true and complete list or description of all registered patents, trademarks, domain names and copyrights and applications for the registration of patents, trademarks, domain names and copyrights or any other registered intellectual property rights owned by REVOLTZ.

Except as set out in Schedule 3.07 and other than with respect to commercially available software products under standard end-user object code license agreements, Revoltz does not owe and will not owe due to current obligations of Revoltz any royalties or other payments to third parties in respect of any Intellectual Property Rights. Revoltz does not have and didn’t receive any grants from any third Party to develop Intellectual Property Rights including from the Israeli Innovation Authority.

Any and all Intellectual Property Rights of any kind which has been developed, or is currently being developed, for the benefit of Revoltz by an employee, officer, service provider or consultant of Revoltz, is solely owned by Revoltz, free and clear of all liens, claims and restrictions. Revoltz has taken reasonable security measures to protect the secrecy, confidentiality and value of all Intellectual Property Rights, which measures are customary in the industry in which Revoltz operates and of similar level of operations. Expect as set forth in Schedule 3.07, each of Revoltz’s officers, employees, service providers and consultants who were engaged in the development of Intellectual Property Rights has entered into written agreements with Revoltz assigning all rights (including moral rights, if applicable) in the intellectual property developed in the course of their employment by or engagement with Revoltz exclusively to Revoltz.

To Revoltz’s knowledge, none of Revoltz’s employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with the use of such employee’s best efforts to promote the interests of Revoltz, or that would conflict with Revoltz’s business as currently conducted and as currently proposed to be conducted by Revoltz. Neither the execution nor delivery of this Agreement, nor the carrying on of Revoltz’s business as currently conducted by the employees of Revoltz, nor the conduct of Revoltz’s business as currently proposed to be conducted, will conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which any of such employees is now obligated. It is not, and is not reasonably expected to become, necessary to utilize any inventions of any of Revoltz’s employees made prior to their employment by Revoltz other than those that have been validly assigned to Revoltz.

All data that has been collected, stored, maintained or otherwise used by Revoltz has been collected, stored, maintained and used in accordance with all applicable legal requirements and industry standards. Revoltz has not received a notice of noncompliance with applicable data protection laws, rules, regulations, guidelines or industry standards. Except as set forth in Schedule 3.07, Revoltz has made all registrations that it is required to have made in relation to the processing of data and is in good standing with respect to such registrations.

Section 3.08 Labor Matters.

 REVOLTZ has complied, in all material respects, with all applicable employment laws, policies, procedures and agreements relating to employment, and terms and conditions of employment. REVOLTZ has paid in full to all of its respective employees and consultants all wages, salaries, commissions, bonuses, benefits and other compensation due and payable to such employees or consultants on or prior to the date of this Agreement. REVOLTZ has complied in all material respects with the applicable laws relating to the proper withholding and remittance to the proper tax and other authorities of all sums required to be withheld from employees or persons deemed to be employees under applicable laws. To REVOLTZ’s knowledge, all persons classified by REVOLTZ as consultants or contractors thereof are correctly classified as such and not as employees for any purpose. REVOLTZ’s liability for any obligations to pay any amount of severance payment, pension, accrued vacation, and other social benefits and contributions, under applicable law or contract, or any other payment of substantially the same nature, is fully funded by deposit of funds in severance funds, pension funds, managers insurance policies or provident funds (and if not required to be so funded) adequate provisions have been made in REVOLTZ’s financial statements.

(a) REVOLTZ is not a party to, bound by or subject to, and no employee of REVOLTZ benefits from, any collective bargaining agreement, collective labor agreement, extension orders (tzavei harchava) (other than extension orders that apply to all employees in Israel generally), or other contract or arrangement with a labor union, trade union or other organization or body, to provide benefits or working conditions beyond the minimum benefits and working conditions required by applicable law. No labor union has requested or has sought to represent any of the employees, representatives or agents of REVOLTZ, nor is REVOLTZ aware of any labor organization activity involving its employees. There is no strike or other labor dispute involving REVOLTZ pending or, to REVOLTZ’s knowledge, threatened.

Section 3.09 Litigation. There is no action, suit, claim, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or, to the knowledge of REVOLTZ, threatened against REVOLTZ. REVOLTZ is not subject to any order, writ, judgment, injunction, decree or award of any court or any governmental authority.

Section 3.10 Compliance. REVOLTZ has not been advised, nor does REVOLTZ have reason to believe, that it is not conducting its business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting its business.

Section 3.11 Material Agreements. All material agreements to which REVOLTZ is a party are included as part of or specifically identified in Schedule 3.11 (“REVOLTZ Material Agreements”). Except for the REVOLTZ Material Agreements, REVOLTZ has no material contracts. To their knowledge, neither REVOLTZ nor any other party to the REVOLTZ Material Agreements, is in breach of or default under any of such contracts. All of the REVOLTZ Material Agreements are in full force and effect as of date hereof and as of the Closing and constitute legal, valid, and binding obligations of REVOLTZ and the other parties thereto. None of the REVOLTZ Material Agreements is being renegotiated and the validity and effectiveness of all REVOLTZ Material Agreements will not be affected by the Transactions contemplated by this Agreement. None of the REVOLTZ Material Agreements may be terminated in accordance with its terms as a result of the Transactions contemplated by this Agreement and REVOLTZ has not received any notice of termination of any REVOLTZ Material Agreements.

Section 3.12 Taxes. Revoltz has accurately prepared and timely filed all tax returns and reports required by it under applicable law. All tax returns and reports of Revoltz are true and correct in all material respects and Revoltz has paid on time all taxes and other assessments due. No deficiency assessment or proposed adjustment of income or payroll taxes of Revoltz is pending and Revoltz has no knowledge of any material liability for any tax to be imposed. There have been no examinations or audits of any tax returns or reports by any applicable national, local or foreign governmental agency. Revoltz has not made any elections under applicable laws or regulations (other than elections that related solely to methods of accounting, depreciation or amortization) that would have a Material Adverse Effect on Revoltz’s financial condition or business as presently conducted or proposed to be conducted or any of its properties or assets. Revoltz is not liable for any tax (whether income tax, capital gains tax, or otherwise) other than taxes incurred in the ordinary course of business. The term “tax” in this paragraph shall mean all taxes, charges, fees, levies, imposts, duties or other assessments of any kind whatsoever, imposed by or payable to any state, local, or foreign tax authority and together with any interest and any penalties or additions to tax.

Section 3.13 Conformity of Descriptions. The REVOLTZ Exchange Shares, when transferred, will conform in all material respects to the descriptions of REVOLTZ Ordinary Shares as detailed in the REVOLTZ AOA.

Section 3.14 Subsidiaries. REVOLTZ does not own or control, directly or indirectly, any partnership interests, shares, or other equity interests in any other entity or any voting rights or right to control the policies and direction of any entity.

Section 3.15 Disclosure. All disclosure provided to CHEV regarding REVOLTZ, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by the Exchanging Shareholders with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE IV

ADDITIONAL REPRESENTATIONS AND WARRANTIES OF THE EXCHANING SHAREHOLDERS

Each of the Exchanging Shareholders, severally and not jointly, hereby represents and warrants to CHEV that each of the representations and warranties set forth below, are true, correct and complete as of the date hereof and as of the Closing Date, and acknowledges that CHEV is entering into this Agreement in reliance thereon:

Section 4.01 Acquisition of CHEV Exchange Shares for Investment.

(a) Purchase Entirely for Own Account. CHEV Exchange Shares will be acquired for investment for Exchanging Shareholders’ own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Exchanging Shareholders have no present intention of selling, granting any participation in or otherwise distributing the CHEV Exchange Shares, except in compliance with applicable securities laws. The Exchanging Shareholders further represent that they do not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the CHEV Exchange Shares.

(b) Each Exchanging Shareholder (i) can bear the economic risk of its investment and (ii) possesses such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of its investment in CHEV and its securities.

(c) each Exchanging Shareholder understands that the sale of the CHEV Exchange Shares are not registered under the Securities Act and that the issuance hereof to the Exchanging Shareholders is intended to be exempt from registration under the Securities Act pursuant to Regulation S promulgated thereunder. Each Exchanging Shareholder is, and on each date on which it exercises any rights to purchase shares of CHEV Common Shares, it will be either (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9) or (a)(12) under the Securities Act or, if not an accredited investor, otherwise meets the suitability requirements of Regulation D and Section 4(a)(2) of the Securities Act; (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act; or (iii) a “non-US person”, as such term is defined in Regulation S and as set forth in Annex B hereto. The certificates representing the CHEV Exchange Shares issued to the Exchanging Shareholders shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable securities law:

“THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SECURITIES [AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED EXCEPT (1) IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S PROMULGATED UNDER THE SECURITIES ACT, AND BASED ON AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT THE PROVISIONS OF REGULATION S HAVE BEEN SATISFIED, (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR (3) PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS, IN WHICH CASE THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE COMPANY AN OPINION OF COUNSEL, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES [OR THE SECURITIES ISSUABLE UPON EXERCISE OF THIS SECURITY] MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED IN THE MANNER CONTEMPLATED PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. HEDGING TRANSACTIONS INVOLVING THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(d) each Exchanging Shareholder acknowledges that neither the U.S. Securities and Exchange Commission (“SEC”), nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e) each of the Exchanging Shareholders acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in CHEV and its securities. To the full satisfaction of each Exchanging Shareholder, it has been furnished all materials that it has requested relating to CHEV and the purchase of the CHEV Exchange Shares hereunder.

(f) each of the Exchanging Shareholders understands that the CHEV Exchange Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the CHEV Exchange Shares or any available exemption from registration under the Securities Act, the CHEV Exchange Shares may have to be held indefinitely and each of the Exchanging Shareholders further acknowledges that the CHEV Exchange Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied, including, without limitation, CHEV’s compliance with the reporting requirements under the Securities Act.

(g) each of the Exchanging Shareholders has (a) conducted its own investigation with respect to CHEV, its business and the CHEV Exchange Shares; (b) has received or otherwise had access to all information regarding CHEV that it believes is necessary or appropriate in connection with the purchase of the CHEV Exchange Shares, including financial and other information which has been publicly filed by CHEV with the SEC through EDGAR; (c) has made its own assessment and has satisfied itself concerning the relevant tax, legal, currency and other considerations relevant to its investment in CHEV; and (d) has such knowledge and experience in financial and business matters in order to evaluate the merits and risks of its prospective investment in CHEV.

(h) Revoltz is an Israeli company, and each Exchanging Shareholder:

(i) is not a U.S. Person and is not purchasing the CHEV Exchange Shares for the account of or benefit of a U.S. Person or a person within the United States;

(ii) was not offered the CHEV Exchange Shares in the United States;

(iii) did not execute or deliver this Agreement, in the United States;

(iv) did not cause any buy order for the CHEV Exchange Shares to originate in the United States;

(v) has no intention to distribute either directly or indirectly any of the CHEV Exchange Shares in the United States, and will not offer, sell or otherwise transfer, directly or indirectly, any of the CHEV Exchange Shares in the United States or to, or for the account or benefit of, a U.S. Person or person in the United States except pursuant to registration under the Securities Act and the securities laws of all applicable states, or pursuant to available exemptions therefrom;

(vi) did not receive the offer to purchase the CHEV Exchange Shares as a result of, nor will it engage in, any directed selling efforts (as defined in Regulation S);

(vii) is a “non-US person” as defined in Regulation S as promulgated under the Securities Act.

Section 4.02 Additional Legend; Consent. Additionally, the CHEV Exchange Shares will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended and each of the Exchanging Shareholders consents to CHEV making a notation on its records or giving instructions to any transfer agent of the CHEV Exchange Shares in order to implement the restrictions on transfer of the CHEV Exchange Shares.

(a) Each of the EXCHANGING SHAREHOLDERS acknowledges that neither CHEV nor any of its directors, employees, officers, affiliates or agents has made any written or oral representations (i) that any person will resell or repurchase the CHEV Exchange Shares, (ii) that any person will refund all or any part of the consideration paid by EXCHANGING SHAREHOLDERS for the CHEV Exchange Shares, (iii) as to the future price or value of the CHEV Exchange Shares, or (iv) there are risks associated with the purchase of the CHEV Exchange Shares and no securities commission, agency, governmental authority, regulatory body, stock exchange or similar authority has reviewed or passed on the merits of the CHEV Exchange Shares or made any recommendations or endorsement with respect to the CHEV Exchange Shares.

(b) Each of the EXCHANGING SHAREHOLDERS acknowledges that it has carefully reviewed such information as it has deemed necessary to evaluate an investment in CHEV and its securities. To the full satisfaction of such EXCHANGING SHAREHOLDERS, it has been furnished all materials that it has requested relating to CHEV and the transfer of the CHEV Exchange Shares hereunder.

Section 4.03 No Conflict. The execution, delivery and performance of this Agreement and the consummation by each Exchanging Shareholder of the Transactions contemplated hereby, will not (a) require the consent, license, permit, waiver, approval, authorization or other action of, by or with respect to, or registration, declaration or filing with, any person, that has not been, or will not have been, obtained by such Exchanging Shareholder prior to the Closing Date; (b) violate or conflict with any provision of the organizational documents of each Exchanging Shareholder; (c) result in the creation of any lien, charge or encumbrance upon any asset of each Exchanging Shareholder; or (d) constitute a default (with or without notice or lapse of time or both) under, violate or conflict with, or give rise to a right of suspension, revocation, forfeiture, termination, cancellation, non-renewal, acceleration or to a loss of a benefit under any applicable law, contract, commitment, rights (including without limitation rights relating to Intellectual Property Rights), permit or order to which each Exchanging Shareholder, is a party or by which any of it or its properties are bound.

Section 4.04 Title. Each Exchanging Shareholder holds of record and owns the respective REVOLTZ Exchange Shares set forth opposite its name in Annex A. Each Exchanging Shareholder holds the REVOLTZ Exchange Shares of record, beneficially and with good and valid title free and clear of any and all liens. Other than the REVOLTZ Exchange Shares set forth in Annex A, each Exchanging Shareholder does not own any other equity securities of REVOLTZ. Each Exchanging Shareholder (i) is not a party to any voting trusts, shareholder agreements, proxies or other agreements or understandings in effect with respect to the acquisition, disposition, voting or transfer of any equity securities of REVOLTZ, and (ii) is not bound by any contract restricting its right to dispose of or Exchange of the REVOLTZ Exchange Shares, in accordance with the terms of this Agreement.

Section 4.05 Solvency. Each Exchanging Shareholder is not bankrupt or insolvent and has not proposed a voluntary arrangement or made or proposed any arrangement or composition with each Exchanging Shareholder’s creditors or any class of such creditors, and no petition in respect of any such arrangement or composition has been presented to each Exchanging Shareholder. The consummation of the REVOLTZ Exchange Shares, insofar as such is related to each Exchanging Shareholder, and the other Transactions contemplated by this Agreement, shall not constitute a fraudulent transfer by each Exchanging Shareholder under applicable bankruptcy and other similar laws relating to bankruptcy and insolvency of each Exchanging Shareholder.

Section 4.06 Litigation and Proceedings. There is no pending or threatened action involving each Exchanging Shareholder, nor is there any order by or before any governmental authority imposed (or threatened in writing to be imposed) upon each Exchanging Shareholder, that challenges, or that may have the effect of preventing, materially delaying, making illegal or otherwise materially interfering with, the REVOLTZ Exchange Shares, insofar as such is related to each Exchanging Shareholder.

Section 4.07 Each Exchanging Shareholder hereby irrevocably waives all past, present and future claims, demands or rights of action that he/it has or may have against Revoltz or its officers or employees or board members or shareholders (both past and present), whether under common law, contract, statute or otherwise, whether such claims are, or could be, known to the parties or in their contemplation at the date of this Agreement in any jurisdiction.

Section 4.08 Disclosure. All disclosure provided to CHEV regarding REVOLTZ, its business and the transactions contemplated hereby, including the exhibits to this Agreement, furnished by REVOLTZ with respect to the representations and warranties made herein are true and correct with respect to such representations and warranties and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

ARTICLE V

COVENANTS

Section 5.01 Securities Law Compliance. Each of the Parties understands and agree that the consummation of this Agreement, including the purchase of the CHEV Exchange Shares CHEV upon Closing as contemplated hereby, constitutes the offer and sale of securities under the Securities Act, and applicable state statutes. Each of the Parties agrees that such transactions shall be consummated in reliance on exemptions from the registration requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired. Furthermore, in connection with the transactions contemplated by this Agreement, CHEV, Revoltz and the Exchanging Shareholders shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, all to the extent and in the manner as may be deemed by the Parties to be appropriate.

Section 5.02 Access to Information; Confidentiality.

(a) The Parties hereto shall, and shall each cause its officers, employees, counsel, financial advisors and other representatives to, afford to any other party and its representatives reasonable access during normal business hours during the period prior to the Closing Date of the Agreement to its properties, books, contracts, commitments, personnel and records and, during such period, the Parties shall, and shall cause each of its officers, employees and representatives to, furnish promptly to any other party all information concerning its business, properties, financial condition, operations and personnel as such other Party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of each Party set forth herein and compliance by each Party of its obligations hereunder, during the period prior to the Closing Date of the Exchange, each Party shall provide each other Party and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable each party to confirm the accuracy of the representations and warranties of each other party set forth herein and compliance by each party of their obligations hereunder, and, during such period, cause its officers, employees and representatives to, furnish promptly to each party upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, each Party will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives to hold, any nonpublic information concerning another party in strict confidence. This undertaking for confidentiality shall survive any termination of this Agreement and any sale of the REVOLTZ Exchange Shares and/or the CHEV Exchange Shares.

(b) No investigation pursuant to this Section shall affect any representations or warranties of the Parties herein or the conditions to the obligations of the Parties hereto.

Section 5.03 Commercially Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement. The Parties hereto will use their commercially reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties in connection with the transactions contemplated by this Agreement, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. The Parties hereto shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

Section 5.04 Valid Issuances. Each of the Parties covenants and agrees that upon issuances, all of the Exchange Shares issued pursuant to this Agreement shall be duly authorized, validly issued, fully paid and nonassessable.

Section 5.05 Further Assurances. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

ARTICLE VI

INDEMNIFICATION

Section 6.01 Survival of Representations and Warranties. The representations and warranties provided for in this Agreement shall survive the Closing.

Section 6.02 Indemnification.

(a) Each Exchanging Shareholder, severally and not jointly, shall indemnify and hold harmless CHEV and its affiliates, against and in respect of any and all claims, costs, expenses, direct damages, losses, including, without limitation, reasonable attorney fees paid for to any suit, action or proceeding of the above, but excluding any indirect or contingent damages or losses (the “Damages”) resulting from (i) any inaccuracy in any representation or the breach of any representation or warranty made by such Exchanging Shareholder in this Agreement under ARTICLE IV or by REVOLTZ under ARTICLE III; (ii) the breach by any Exchanging Shareholder or REVOLTZ (with respect to Revoltz, until the Closing) of any covenant or agreement to be performed hereunder.

(b) No Indemnification by REVOLTZ. The Exchanging Shareholders acknowledge and agree that, upon and following the Closing: (i) REVOLTZ shall not have any liability or obligation to indemnify, save or hold harmless or otherwise pay, reimburse or make Exchanging Shareholders whole for or on account of any indemnification or other claims made by any CHEV indemnities hereunder; (ii) the Exchanging Shareholders shall have no right of contribution against REVOLTZ with respect to any such indemnification or other claim. By signing this Agreement each Exchanging Shareholder confirms that effective as of Closing it/he/she irrevocably waives and releases REVOLTZ and its officers and employees from any and all claims it may have against REVOLTZ for any reason whatsoever.

(c) CHEV shall indemnify, defend and hold harmless each Exchanging Shareholder and their respective affiliates, directors, officers, employees, agents and representatives, against and in respect of any and all Damages (including reasonable attorneys’ fees and expenses) arising out of, resulting from or incurred in connection with: (i) any inaccuracy in any representation or the breach of any warranty made by CHEV in Article II of this Agreement , (ii) breach by CHEV of any covenant or agreement to be performed by it under this Agreement.

(d) Any person providing indemnification pursuant to the provisions of this Section 6.02 is hereinafter referred to as an “Indemnifying Party” and any person entitled to be indemnified pursuant to the provisions of this Section 6.02 is hereinafter referred to as an “Indemnified Party”.

Section 6.03 Procedures for Third Party Claims. In the case of any claim for indemnification arising from a claim of a third party (a “Third Party Claim”), an Indemnified Party shall give prompt written notice to the Indemnifying Party of any claim or demand which such Indemnified Party has knowledge and as to which it may request indemnification hereunder. The Indemnifying Party shall have the right to defend and to direct the defense against any such Third Party Claim, in its name or in the name of the Indemnified Party, as the case may be, at the expense of the Indemnifying Party, and with counsel selected by the Indemnifying Party unless: (a) such Third Party Claim seeks an order, injunction or other equitable relief against the Indemnified Party, or (b) the Indemnified Party shall have reasonably concluded that (i) there is a conflict of interest between the Indemnified Party and the Indemnifying Party in the conduct of the defense of such Third Party Claim, or (ii) the Indemnified Party has one or more defenses not available to the Indemnifying Party. Notwithstanding anything in this Agreement to the contrary, the Indemnified Party shall, at the expense of the Indemnifying Party, cooperate with the Indemnifying Party, and keep the Indemnifying Party fully informed, in the defense of such Third Party Claim. The Indemnified Party shall have the right to participate in the defense of any Third Party Claim with counsel employed at its own expense; provided, however, that, in the case of any Third Party Claim described in clause (a) or (b) of the second preceding sentence or as to which the Indemnifying Party shall not in fact have employed counsel to assume the defense of such Third Party Claim, the reasonable fees and disbursements of such counsel shall be at the expense of the Indemnifying Party. The Indemnifying Party shall have no indemnification obligations with respect to any Third Party Claim which shall be settled by the Indemnified Party without the prior written consent of the Indemnifying Party, which consent shall not be unreasonably withheld or delayed.

Section 6.04 Procedures for Inter-Party Claims. In the event that an Indemnified Party determines that it has a claim for Damages against an Indemnifying Party hereunder (other than as a result of a Third Party Claim), the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party, specifying the amount of such claim and any relevant facts and circumstances relating thereto. The Indemnified Party shall provide the Indemnifying Party with reasonable access to its books and records for the purpose of allowing the Indemnifying Party a reasonable opportunity to verify any such claim for Damages. The Indemnified Party and the Indemnifying Party shall negotiate in good faith regarding the resolution of any disputed claims for Damages. In the event of disagreement on the Damages, the Indemnified Party shall be entitled to submit a claim to the authorized court in Israel against the Indemnifying Party and the cost of such proceedings (including costs of investigation and reasonable attorney fees and disbursements) shall be awarded to the prevailing party.

Section 6.05 Limitation on Indemnification. Notwithstanding anything to the contrary in this Agreement, the total aggregate liability of any Indemnifying Party to pay indemnification amounts, is expressly limited as set forth in each and all of the provisions below, except in the case of fraud or willful misconduct.

(a) No claim for indemnification may be made after expiration of the Survival Periods as set forth below in this Section 6.5(a) below. However, if prior to the end of the applicable Survival Period an Indemnified Party submits a claim to court regarding an indemnifiable event that has previously occurred or surfaced, the Indemnified Party will be entitled to indemnification for the Damages arising from such event (subject to the limitations set forth elsewhere in this Section 6.05) even if the final resolution of this matter occurs after the end of such Survival Period.

For the purpose of this Agreement “Survival Periods” shall mean:

(i)	The Survival Period with regard to each Parties’ representations concerning Capitalization, the right to sell or issue the Exchange Shares, as applicable, shall be the applicable statute of limitations;

(ii)	The Survival Period with regard to the Exchanging Shareholder representations concerning Intellectual Property shall extend for a period of three (3) years as of Closing Date;

(iii)	The Survival Period with regard to the Exchanging Shareholder representations concerning taxes and ownership of the Exchanging Shareholders Shares, shall extend for the duration of the applicable statute of limitations;

(iv)	The Survival Period with regard to all other representations, shall be twelve (12) months as of the Closing Date.

(b) Where CHEV’s Damages are based on breach of a representation regarding REVOLTZ, all the Exchanging Shareholders shall participate in the payment of Damages, each according solely to its pro-rata share in REVOLTZ’s shares immediately prior to the Closing.

(c) Where CHEV Damages arise from a breach by a certain Exchanging Shareholder of its representations regarding its shares in REVOLTZ, the indemnification amount due to the Indemnified Parties, shall be due solely and exclusively from such Exchanging Shareholder and no other Exchanging Shareholder shall be held liable for it.

(d) The maximum aggregate indemnification liability of each Exchanging Shareholder (whether arising in law or equity, in contract, tort, any other theory of law or otherwise) towards any and all Indemnified Parties for any CHEV Damages giving rise to indemnification or otherwise in connection with this Agreement, shall not exceed the value of the CHEV Exchange Shares held by such Exchanging Shareholder immediately after the Closing or upon such claim, according to the higher.

(e) The maximum aggregate indemnification liability of CHEV (whether arising in law or equity, in contract, tort or any other theory of law) towards any and all Indemnified Parties for any Exchanging Shareholder’s Damages giving rise to indemnification, shall not exceed the value of the Revoltz Exchange Shares at the Closing date.

(f) Notwithstanding anything to the contrary in this Agreement, no Party shall be liable for any claims, damages, or losses arising under this Agreement unless and until the aggregate amount of such claims exceeds USD 50,000 (the “Basket”). Once the Basket threshold is met, the liable party shall be responsible for the entire amount of such claims, commencing from the first dollar.

(g) Without prejudice to any of the limitation provisions of this Section 6.05, no Party shall be liable for special, punitive, exemplary, consequential, or indirect damages, or lost profits, whether based on contract, tort, strict liability, other theory of law or otherwise.

(h) The aforesaid limited liability according to all the provisions of this Section 6.05 constitutes the sole and exclusive remedy for the Indemnified Parties under and arising from this Agreement. However, none of the aforesaid limitations shall apply in case of fraud or willful misconduct by any Party hereto.

ARTICLE VII

MISCELLANEOUS

Section 7.01 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement, shall be governed by the internal laws of the State of Israel, without giving effect to any choice of law or conflict of law provision or rule that would cause the application of the laws of any jurisdictions other than the State of Israel. Each Party hereby irrevocably submits to the exclusive jurisdiction of the courts sitting in the State of Israel, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 7.02 Notices. All notices or other communications required or permitted by this Agreement shall be in writing and addressed as follows:

If to CHEV :	Attn: Hovav Gilan, CEO
Address: 3 Hanehoshet St Tel Aviv, Israel 6971068
Tel: [***]
Email: [***]

If to the Exchanging Shareholders or Revoltz:	Attn: Revoltz Ltd., Amir Zaid, CEO Address: 44A Hashibolet St., Givat Ada, Israel Tel: +972-54-4730027 Email: [***]

Attn: Weijian Zhou Address: __________ Tel: __________ Email: __________

Attn: L.I.A. Pure Capital Ltd. Attention: _________ Address: __________ Tel: __________ Email: __________

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Notice shall be deemed to have been duly received: (a) if given email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a Business Day and during normal business hours of the recipient, and otherwise on the next Business Day following transmission; (b) if given by certified or registered mail, return receipt requested, postage prepaid, three Business Days after being deposited in the mail; and (c) if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 7.02.

Section 7.03 Attorneys Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.04 Third Party Beneficiaries. This Agreement is strictly between the Parties hereto and, except as specifically provided, no other Person shall be deemed to be a third party beneficiary of this Agreement.

Section 7.05 Expenses. Each Party shall bear the expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and any other agreements in connection therewith, the Exchange or any of the other transactions contemplated hereby. Despite the above mentioned, and conditioned upon the Closing of the Transactions, it is agreed that CHEV shall provide Revoltz a loan of up to US $40,000, which shall be used for payment of the Revoltz expenses related to the Transaction.

Section 7.06 Entire Agreement. This Agreement and the related documents referenced herein represent the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.07 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument. Signatures delivered by email shall be deemed original signatures.

Section 7.08 Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently therewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore or thereafter occurring or existing. This Agreement may by amended by a writing signed by CHEV and the holders of the majority of Revoltz Exchange Shares, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may only be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

[Signature pages follow]

[Signature page to Securities Exchange Agreement]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above.

Charging Robotics Inc.

By
Name:	Hovav Gilan
Title:	Chief Executive Officer

REVOLTZ LTD.

By
Name:	Amir Zaid
Title:	Chief Executive Officer

Exchanging Shareholders:

L.I.A. PURE CAPITAL LTD.

By
Name:
Title:

WEIJIAN ZHOU

PRIVATE FOUNDATION DEL SOL

By
Name:
Title:

Annex A – Exchanging Shareholders

[***]

ANNEX B

Regulation S Questionnaire

The information contained herein is being furnished to the Company in order for the Charging Robotics Inc. (the “Company”) to determine whether the undersigned’s receipt of the Company’s common stock (the “Securities”) in connection with an exchange of common stock with the Company may be accepted pursuant to Rule 903 of Regulation S promulgated under the Securities Act of 1933, as amended (the “Securities Act”). The undersigned understands that (i) the Company will rely upon the following information for purposes of complying with Federal and applicable state securities laws, (ii) the Securities will not be registered under the Securities Act in reliance upon the exemption from registration provided by Rule 903 of Regulation S of the Securities Act, and (iii) this representation letter is not an offer to sell nor the solicitation of an offer to buy any Securities, or any other securities, to the undersigned. Capitalized terms used herein but not otherwise defined shall have the meanings assigned to them in that certain Securities Exchange Agreement dated June 24, 2025, by and among the undersigned and the Company (the “Agreement”).

1.	At the time of (a) the offer by the Company and (b) the acceptance of the offer by such person or entity, of the Securities, such person or entity was outside the United States.

2.	Such person or entity is acquiring the Securities for such Purchaser’s own account, for investment and not for distribution or resale to others and is not purchasing the Securities for the account or benefit of any U.S. person, or with a view towards distribution to any U.S. person, in violation of the registration requirements of the Securities Act.

3.	Such person or entity will make all subsequent offers and sales of the Securities either (x) outside of the United States in compliance with Regulation S; (y) pursuant to a registration under the Securities Act; or (z) pursuant to an available exemption from registration under the Securities Act. Specifically, such person or entity will not resell the Securities to any U.S. person or within the United States prior to the expiration of a period commencing on the Closing Date and ending on the date that is one year thereafter (the “Distribution Compliance Period”), except pursuant to registration under the Securities Act or an exemption from registration under the Securities Act.

4.	Such person or entity has no present plan or intention to sell the Securities in the United States or to a U.S. person at any predetermined time, has made no predetermined arrangements to sell the Securities and is not acting as a distributor of such securities.

5.	Neither such person or entity, its affiliates nor any person acting on behalf of such person or entity, has entered into, has the intention of entering into, or will enter into any put option, short position or other similar instrument or position in the U.S. with respect to the Securities at any time after the Closing Date through the Distribution Compliance Period except in compliance with the Securities Act.

6.	Such person or entity consents to the placement of a restrictive legend on any certificate or other document evidencing the Securities, relating to the fact that the Securities are not registered under the Securities Act.

7.	Such person or entity is not acquiring the Securities in a transaction (or an element of a series of transactions) that is part of any plan or scheme to evade the registration provisions of the Securities Act.

8.	Such person or entity has sufficient knowledge and experience in finance, securities, investments and other business matters to be able to protect such person’s or entity’s interests in connection with the transactions contemplated by the Agreement.

9.	Such person or entity has consulted, to the extent that it has deemed necessary, with its tax, legal, accounting and financial advisors concerning its investment in the Securities.

10.	Such person or entity understands the various risks of an investment in the Securities and can afford to bear such risks for an indefinite period of time, including, without limitation, the risk of losing its entire investment in the Securities.

11.	Such person or entity has had access to the Company’s publicly filed reports with the Securities and Exchange Commission and has been furnished with all other public information regarding the Company that such person or entity has requested and all such public information is sufficient for such person or entity to evaluate the risks of investing in the Securities.

12.	Such person or entity has been afforded the opportunity to ask questions of and receive answers concerning the Company and the terms and conditions of the issuance of the Securities.

13.	Such person or entity is not relying on any representations and warranties concerning the Company made by the Company or any officer, employee or agent of the Company, other than those contained in the Agreement.

14.	Such person or entity will not sell or otherwise transfer the Securities unless either (A) the transfer of such securities is registered under the Securities Act or (B) an exemption from registration of such securities is available.

15.	Such person or entity understands and acknowledges that the Securities have not been recommended by any federal or state securities commission or regulatory authority, that the foregoing authorities have not confirmed the accuracy or determined the adequacy of any information concerning the Company that has been supplied to such person or entity and that any representation to the contrary is a criminal offense.

Date:

(Signature of Authorized Signatory)

(Name of Authorized Signatory)

(Title)